QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 (Nos. 333-81352, 333-36380, 333-59601, 33-57658, 333-56572, 333-24705, and 33-49801, and 33-59545, 333-45051, 333-46980 and 333-81292, respectively) of Constellation Energy Group, Inc. of our report dated January 21, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

  Baltimore, Maryland
  March 29, 2002

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS